                                                                   EXHIBIT 10.14

                                  STAPLES, INC.

                              AMENDED AND RESTATED
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of certain non-U.S. subsidiaries of Staples, Inc. (the "Company") with opportunities to purchase common stock of the Company ("Staples Common Stock"), commencing on July 1, 2000. Eight Hundred Fifty Thousand (850,000) shares of Staples Common Stock have been approved for this purpose. Employees participating in the Plan may elect to purchase shares of Staples Common Stock, subject to any limitations that may be imposed by the Board of Directors (the "Board") or the Committee (as defined below).

1. ADMINISTRATION. The Plan will be administered by the Company's Board or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. ELIGIBILITY. All employees of any non-U.S., non-Canadian, non-Netherlands subsidiary of the Company as of July 1, 2000, of any Netherlands subsidiary as of January 1, 2001, of any Canadian subsidiary as of July 1, 2004 and any other subsidiary designated by the Board or the Committee from time to time (each, a "Subsidiary"), including any Director who is an employee of a Subsidiary, are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Staples Common Stock under the Plan provided that:

     a. they have been employed by the Subsidiary for at least 90 days prior to enrolling in the Plan;

     b. they are employees of the Subsidiary on the first day of the applicable Plan Period (as defined below); and

     c. they meet any other requirements imposed from time to time by the Board or the Committee on employees of one or more Subsidiaries.

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering will begin on July 1, 2000 or the first business day thereafter (the "Offering Commencement Dates") and end on December 31, 2000. Thereafter, each January 1 and July 1 or the first business day thereafter will be an Offering Commencement Date. Each Offering Commencement Date will begin a period of six (6) months ending on the last weekly payroll date in June or December, as applicable (a "Plan Period"), during which payroll deductions will be made and held for the purchase of Staples Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings and may begin additional Plan Periods to allow participation by employees of newly designated Subsidiaries after a Plan Period has commenced. The Committee or the Board may, at its discretion, discontinue Offerings at any time, either temporarily or permanently.

4.   PARTICIPATION.

     a. ENROLLMENT. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by enrolling, in such manner and at such time approved, from time to time, by the Board or the Committee, prior to the applicable Offering Commencement Date in said Offering. The enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee changes his enrollment in a manner prescribed by the Committee from time to time or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" shall be defined by the Board or the Committee from time to time, but until modified shall mean regular earnings and sales rewards or other sales-related payments made to sales associates in lieu of commissions, and excluding payments for overtime, incentive compensation, shift premiums, bonuses, contributions to all employee fringe benefit plans (except employee contributions in lieu of cash earnings pursuant to any "cash or deferred plan" or "cafeteria plan"), allowances and reimbursements, income or gains on the exercise of Company stock options, or stock appreciation rights, and other special payments except to the extent that the inclusion of any such item is specifically approved by the Board.

     b. TAX WITHHOLDING AUTHORIZED. The enrollment of each employee shall constitute such participating employee's authorization of his or her employer, to the extent permitted by applicable law, to deduct from such employee's compensation in the relevant month or months (or subsequent months, if appropriate) any amount appropriate for the payment or reimbursement of any tax liability payable by such employee with respect to the grant or exercise of the options hereunder, or the sale of any stock acquired through the exercise of such option.

5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any amount up to a maximum of ten percent (10%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in any whole percentage up to ten percent (10%). Each participating employee shall designate what percentage of his or her payroll deductions during the Offering shall be used to purchase Staples Common Stock upon the completion of such Offering, subject to any limits as may be imposed for such Offering by the Board or the Committee. Any change in compensation during the Plan Period will result in an automatic corresponding change in the amount withheld. The payroll deductions shall be made in the applicable local currency and will be converted into United Stated currency at the prevailing rate of exchange in effect on the date determined by the Board or the Committee from time to time. All amounts deducted may be transferred to an account of the Company or the Subsidiary outside the country in which such employee is employed.

     The Board or the Committee may permit direct contributions by eligible employees of a Subsidiary instead of payroll deductions if it determines such action to be advisable, and on such terms as it deems advisable. In the event that such direct contributions are permitted, the Board or Committee may modify other terms of this Plan to reflect such direct contributions.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Staples Common Stock under this Plan and any other employee stock purchase plan of the Company and its subsidiaries (as defined by the Board or the Committee), to accrue at a rate which exceeds $25,000 of the Fair Market Value (as defined below) of Staples Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time. Options granted during any Plan Period to all officers and Directors of the Company shall not equal or exceed fifty percent (50%) of the total Options granted during such Plan Period.

6. DEDUCTION CHANGES. An employee may discontinue his payroll deduction once during any Plan Period, up to such deadline as may be established by the Board or the Committee, prior to the close of business on the last business day, in such manner as may be permitted by the Board or Committee. However, an employee may not increase or decrease his payroll deduction, during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, amounts previously withheld will be refunded to the employee without interest. The refund will be made in the currency in which such Participant's deductions were originally made or, if such employee is employed in a country which maintains a fixed exchange rate between its local currency and the Euro, there may be repayment in Euros ("Payment in Euros").

7.   INTEREST. Interest will not be paid on any employee accounts.

8. WITHDRAWAL OF FUNDS. An employee may at any time up to such deadline as may be established by the Board or the Committee, which deadline shall be prior to the close of business on the last business day in a Plan Period, and for any reason, permanently draw out the balance accumulated in the employee's account (which will be paid in the local currency or, at the discretion of the Board or the Committee, there may be Payment in Euros), and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of shares (including fractional shares determined in the manner set forth below) of Staples Common Stock (subject to any limits as may be imposed for such Offering by the Board or the Committee) as does not exceed the number of shares determined by dividing $12,500 by the Fair Market Value (as defined below) of Staples Common Stock on the Offering Commencement Date of such Plan Period; provided that, if the Plan Period is any period other than six months, then $12,500 shall be adjusted proportionately to reflect the length of the Plan Period.

     The purchase price for each share purchased will be 85% of the Fair Market Value (as defined below) of Staples Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever shall be less. For purposes of this Plan, "Fair Market Value" shall mean (a) the closing price on any national securities exchange on which Staples Common Stock is listed, (b) the closing price of Staples Common Stock on the NASDAQ National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Staples Common Stock were made on such a day, the price of Staples Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of shares of Staples Common Stock (including fractional shares calculated up to 4 decimal places) reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, in United States currency as of that date, but not in excess of the maximum number determined in the manner set forth above, subject to any limits on allocation as may be imposed by the Board or the Committee for such Offering.

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee in the local currency or there may be Payment in Euros.

10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Staples Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee or in the name of the Plan with appropriate allocation to the participating employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. RIGHTS ON RETIREMENT DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period (a "Terminating Employee"), no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under local law) or (b) in the absence of such a designated beneficiary, to the personal representative of the employee's estate or (c) if no such personal representative has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Subsidiary, the employee shall be treated hereunder as a Terminating Employee.

12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Staples Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or to an account for his benefit.

13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

14. APPLICATION OF FUNDS. To the extent consistent with applicable law, all funds received or held by the Company or any Subsidiary under this Plan may be combined with other corporate funds and may be used for any corporate purpose and moved outside the country in which they are deducted from payroll.

15. ADJUSTMENT IN CASE OF CHANGES AFFECTING STAPLES COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend of Staples Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be adjusted proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting Staples Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of such shares of Staples Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the

Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Staples Common Stock, shares of such stock or other securities as the holders of shares of Staples Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect.

18. INSUFFICIENT SHARES. In the event that the total number of shares of Staples Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. In the event that the total number of shares of Staples Common Stock specified in elections to be purchased in any Offering exceeds the maximum number of shares available for purchase in such Offering (as specified by the Board or the Committee), the Board or the Committee will allot the shares available on a pro rata basis or in such other manner as it, in its sole discretion, deems appropriate.

19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded in local currency or there may be Payment in Euros.

20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Staples Common Stock under this Plan is subject to approval of all applicable governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. GOVERNING LAW. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by U.S. federal law or other applicable law.

22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Staples Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan within such period as the Committee or Board may require from time to time.

24.  EFFECTIVE DATE. The Plan shall take effect on July 1, 2000.

25. DIVIDENDS ON SHARES PURCHASED UNDER THE PLAN. Each employee who enrolls in the Plan agrees, for so long as shares of Staples Common Stock purchased by the employee at any time under the Plan (the "Purchased Shares") are held by the employee in an account with a bank, transfer agent, or other financial institution designated by the Company to hold the Purchased Shares (the "Financial Institution"), to (1) participate in the Staples dividend reinvestment program maintained by the Financial Institution (the "DRIP") such that the employee shall receive, in lieu of any cash dividend paid or payable by the Company with respect to the employee's Purchased Shares that are held in an account with the Financial Institution (the "Captive Shares"), shares of Staples Common Stock (including any fractional shares) pursuant to the terms of the DRIP, and (2) allow the Company to take all reasonably necessary and appropriate actions to ensure that the amount of any cash dividend paid or payable by the Company with respect to the employee's Captive Shares is paid in the form of Staples Common Stock instead of cash.

                                         Adopted by the Board of Directors on
                                         March 7, 2000; amended and restated by
                                         the Board of Directors on August 27,
                                         2001 and March 2, 2004; approved by the
                                         stockholders on June 17, 2004; and
                                         amended by the Board of Directors on
                                         September 8, 2004.